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                                                                   EXHIBIT 99.13


                 CONSENT OF PERSON EXPECTED TO BECOME A DIRECTOR

            The undersigned hereby consents to being named as a person expected to become a director of Life Sciences Research, Inc., a Maryland corporation ("LSR"), in the registration statement on Form S-4 to be filed by LSR in connection with the proposed exchange offer of shares of voting common stock of LSR for the issued and to be issued share capital of Huntingdon Life Sciences Group plc.


Dated:  9  October 2001                         /s/ KIRBY CRAMER
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                                                Name:  Kirby Cramer